UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 19, 2012

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On April 19, 2012, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended March 31, 2012 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Thomas J. Seifert, Senior Vice President and Chief Financial Officer of the Company regarding the Company’s fiscal quarter ended March 31, 2012.

To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, the Company’s earnings release contains non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income, non-GAAP earnings per share, non-GAAP gross margin, Adjusted EBITDA, and non-GAAP adjusted free cash flow. The Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical periods’ operating results and that it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP net income for the Company for the first fiscal quarter of 2012, the Company excluded the limited waiver of exclusivity from GLOBALFOUNDRIES (“GF”), the amortization of acquired intangible assets, net restructuring charges, costs related to acquisition of SeaMicro, Inc. (“SeaMicro”), and the tax benefit related to acquisition of SeaMicro.

To derive non-GAAP net income for the fourth fiscal quarter of 2011, the Company excluded a non-cash impairment charge related to its investment in GF, the amortization of acquired intangible assets, a loss related to its repurchase of certain outstanding indebtedness, net restructuring charges and a loss from discontinued operations.

To derive non-GAAP net income for the Company for the first fiscal quarter of 2011, the Company excluded dilution gain in investee, net, a payment to GF, the amortization of acquired intangible assets and a charge related to a legal settlement.

To derive non-GAAP operating income for the Company for the first fiscal quarter of 2012, the Company excluded the limited waiver of exclusivity from GF, the amortization of acquired intangible assets, net restructuring charges and costs related to the SeaMicro acquisition.

To derive non-GAAP operating income for the fourth fiscal quarter of 2011, the Company excluded the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP operating income for the Company for the first fiscal quarter of 2011, the Company excluded a payment to GF, the amortization of acquired intangible assets, and a charge related to a legal settlement.

To derive non-GAAP gross margin for the Company for the first fiscal quarter of 2012, the Company excluded the limited waiver of exclusivity from GF.

To derive non-GAAP gross margin for the Company for the first fiscal quarter of 2011, the Company excluded a charge related to a legal settlement and a payment to GF.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Limited waiver of exclusivity from GF: Pursuant to the second amendment to the Wafer Supply Agreement, dated as of March 4, 2012, between the Company and GF, the Company was granted certain rights to contract with another wafer foundry supplier with respect to specified products for a specified period. In consideration for these rights, the Company agreed to pay GF $425 million in cash and transferred to GF all of the capital stock of GF that the Company owned, which had a carrying and fair value of $278 million. As a result, the Company recorded a one-time charge of $703 million in the first fiscal quarter of 2012. The Company excluded this item from the Company’s GAAP net loss, GAAP operating loss, and GAAP gross margin for the first fiscal quarter of 2012 because the Company believes it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Impairment of investment in GF: During the fourth fiscal quarter of 2011, the Company recorded a non-cash impairment charge of approximately $209 million. The impairment charge was recorded based on the difference between the carrying value and the fair value of the investment as of December 31, 2011. The fair value of the Company’s GF investment was determined by a valuation analysis of GF’s Class A Preferred Shares, which the Company performed in the fourth fiscal quarter of 2011. The valuation was performed in the fourth quarter as the Company reviewed indications of impairment, including revised financial projections which the Company received from GF. As these are long range projections, the Company concluded the decline in fair value was other than temporary. The Company excluded this charge from the Company’s GAAP net loss for the fourth fiscal quarter of 2011 because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the impact of GF related items that are not indicative of the Company’s ongoing operating performance.

Dilution gain in investee, net: The dilution gain in investee, net, for the first fiscal quarter of 2011 consists of a non-cash gain on dilution of the Company’s ownership interest in GF as a result of capital infusions into GF by Advanced Technology Investment Company LLC. The Company excluded this item from the Company’s GAAP net income for the first fiscal quarter of 2011 because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the financial results of GF and GF related items that are not indicative of the Company’s ongoing operating performance.

Payment to GF: In the first fiscal quarter of 2011, the Company incurred a charge of $24 million in cost of sales related to a payment to GF in the form of cash and GF Class A Preferred Shares that the Company owned. This payment primarily related to certain manufacturing assets of GF, which do not benefit the Company. The Company excluded this item from the Company’s GAAP net income, GAAP operating income, and GAAP gross margin for the first fiscal quarter of 2011 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Amortization of acquired intangible assets: Amortization of acquired intangible assets represents amortization expenses of acquired identifiable intangible assets in connection with the ATI Technologies Inc. and SeaMicro acquisitions. The Company excluded this item from the Company’s GAAP net income (loss) and GAAP operating income (loss) for all periods presented in order to enable investors to better evaluate its current operating performance compared with prior periods and because these expenses are not indicative of ongoing operating performance.

Legal settlement: In the first fiscal quarter of 2011, the Company recorded a charge of approximately $5 million to cost of sales related to a legal settlement. The Company excluded this charge from its GAAP net loss, GAAP operating loss and GAAP gross margin for the first fiscal quarter of 2011 because it is not indicative of ongoing operating performance.

Loss on debt repurchase: Loss on debt repurchase represents the net loss that the Company recognized during the applicable period from its partial repurchase of certain outstanding indebtedness. During the fourth fiscal quarter of 2011, the Company repurchased an aggregate of $50 million principal amount of its 6.00% Convertible Senior Notes due 2015 resulting in a loss of $1 million. The Company excluded this loss from the Company’s GAAP net loss for the fourth fiscal quarters of 2011 because it is not indicative of ongoing operating performance.

Restructuring charges, net: During the fourth fiscal quarter of 2011, the Company implemented a restructuring plan to strengthen the Company’s competitive positioning, implement a more competitive cost structure and conduct a workforce rebalancing to better address faster growing market segments. As a result of this restructuring plan, the Company incurred a restructuring charges during the fourth fiscal quarter of 2011 and during the first fiscal quarter of 2012 primarily related to severance and costs related to the continuation of certain employee benefits, contract or program termination cost and, asset impairments. The Company excluded these restructuring charges from the Company’s GAAP net loss and GAAP operating income (loss) for the fourth fiscal quarter of 2011 and the first fiscal quarter of 2012 because they are not indicative of ongoing performance.

Loss from discontinued operations: In the fourth fiscal quarter of 2008, the Company sold its Digital Television business unit to Broadcom Corporation. The Company had classified its Digital Television unit as discontinued operations at the time it decided to divest the business unit. Pursuant to the asset sale agreement, Broadcom had three years after the closing date to obtain reimbursement from the Company for a portion of any severance costs that Broadcom incurred during this time period to the extent the severance costs related to any of the Company’s former employees. The loss from discontinued operations represents payments to Broadcom in the fourth fiscal quarter of 2011. The Company excluded this loss from the Company’s GAAP net loss for the fourth fiscal quarter of 2011 because it is not indicative of ongoing operating performance.

SeaMicro acquisition costs: In March 2012, the Company acquired SeaMicro, a privately held company that develops and sells energy-efficient, high-bandwidth microservers. The Company incurred certain costs related to this acquisition, which primarily consisted of advisory and other professional service fees. The Company excluded this item from the Company’s GAAP net loss and GAAP operating loss for the first fiscal quarter of 2012 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Tax Benefit related to SeaMicro acquisition: Since the acquisition of SeaMicro is treated as a stock purchase for income tax purposes, tax amortization of the acquired identifiable intangible assets is not allowed. As a result, the Company is required to establish a deferred tax liability of approximately $36 million for the book/tax difference. This reduced the Company’s existing valuation allowance against its deferred tax asset by providing an additional source of future taxable income. The reduction in valuation allowance resulted in a discrete income tax provision benefit of approximately $36 million in the first fiscal quarter of 2012. The Company excluded this item from the Company’s GAAP net loss for the first fiscal quarter of 2012 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

In addition to the above non-GAAP financial measures, the Company presented “Adjusted EBITDA” in the earnings release as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the first fiscal quarter of 2012, the Company included an adjustment for the limited waiver of exclusivity from GF and net restructuring charges; for the fourth fiscal quarter of 2011, the Company also included an adjustment for net restructuring charges; and for the first fiscal quarter of 2011, the Company also included an adjustment related a payment to GF and a legal settlement with a third party. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the

“IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under GAAP, the Company classified funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds were classified as cash flows from financing activities. When a distributor paid the applicable IBM Party, the Company reduced the distributor’s accounts receivable and the corresponding debt resulted in a non-cash accounting entry. Because the Company did not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment was not reflected in the Company’s cash flows from operating activities.

Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by operating activities. This amount was then further adjusted by subtracting capital expenditures. Generally, under GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with IBM Parties. As a result, as of the end of the second fiscal quarter of 2011, there were no outstanding invoices relating to the financing arrangement with the IBM Parties, and starting from the third fiscal quarter of 2011, the Company no longer makes quarterly adjustments for distributors’ payments to the IBM Parties to its GAAP net cash provided by operating activities when calculating non-GAAP adjusted free cash flow.

The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 19, 2012.

99.2	Financial Information and Commentary on First Quarter of 2012 Results

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2012	ADVANCED MICRO DEVICES, INC.

	By:	/S/ HARRY A. WOLIN
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated April 19, 2012.

99.2	Financial Information and Commentary on First Quarter of Fiscal Year 2012 Results